DATE:  April 20, 1995

                                 FOR IMMEDIATE RELEASE

SOVEREIGN                        FOR FURTHER INFORMATION CONTACT:
 BANCORP                         Jay S. Sidhu     (610) 320-8416
                                 Karl D. Gerhart  (610) 320-8437
                                 Richard A. Elko  (610) 320-8434



                          EXHIBIT 99.1

                        SOVEREIGN BANCORP
                     CAPITAL STOCK OFFERING


     WYOMISSING, PA... Sovereign Bancorp, Inc. (NASDAQ-NMS-SVRN) ("Sovereign"), headquartered in Wyomissing, PA, today announced that it expects to draw on its shelf registration statement to offer for sale $75 million of convertible preferred stock. The offering will be made through an underwriting syndicate co-managed by Merrill Lynch & Co., Salomon Brothers Inc and Smith Barney Inc. The offering will commence on or about April 21, 1995.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities. Such offering will be made only by means of a prospectus. A prospectus may be obtained from the managing underwriters.

                             THE END